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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          DELAWARE 1851 ASSOCIATES, LP,
                       A PENNSYLVANIA LIMITED PARTNERSHIP


                         DATED: AS OF DECEMBER 9TH, 2003

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                                TABLE OF CONTENTS

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                                                                                                         PAGE NO.
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
                                                             ARTICLE 1
                                                      FORMATION AND OFFICES

Section 1.1     Continuation....................................................................................2
Section 1.2     Name............................................................................................2
Section 1.3     Purposes........................................................................................2
Section 1.4     Powers..........................................................................................3
Section 1.5     Term............................................................................................3
Section 1.6     Principal Office................................................................................3
Section 1.7     Agent for Service of Process....................................................................3
Section 1.8     Additional Covenants............................................................................3

                                                            ARTICLE 2
                                                           DEFINITIONS

Section 2.1     Definitions.....................................................................................3

                                                            ARTICLE 3
                                                      CAPITAL CONTRIBUTIONS

Section 3.1     Capital Contributions..........................................................................12
Section 3.2     Redemption of the Preferred Interests..........................................................13
Section 3.3     Common Percentage Interests of Partners........................................................14
Section 3.4     Limitation on Liability of Limited Partners....................................................14
Section 3.5     No Withdrawal of Capital Contributions.........................................................15
Section 3.6     Return of Capital Contributions................................................................15
Section 3.7     Intentionally Omitted..........................................................................15
Section 3.8     Termination of Affiliate Loans.................................................................15
Section 3.9     Intentionally Omitted..........................................................................15
Section 3.10    Sums Paid Under Guarantees or Indemnities......................................................15

                                                            ARTICLE 4
                                                ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1     Allocation of Profits..........................................................................15
Section 4.2     Allocation of Losses...........................................................................16
Section 4.3     Allocations to Reflect Priority Returns........................................................16
Section 4.4     Special Allocations............................................................................16
Section 4.5     Other Allocations..............................................................................17
Section 4.6     Tax Allocations: Code Section 704(c)...........................................................18
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
                                                            ARTICLE 5
                                                       CASH DISTRIBUTIONS

Section 5.1     Distribution of Available Net Cash Flow........................................................19
Section 5.2     Distribution of Capital Event Proceeds.........................................................19
Section 5.3     Excess Reserves................................................................................20
Section 5.4     Restrictions on Distributions..................................................................20
Section 5.5     Pre-Closing Claims.............................................................................20
Section 5.6     Transfer Taxes.................................................................................21

                                                            ARTICLE 6
                                          RIGHTS, OBLIGATIONS AND POWERS OF THE MEMBERS

Section 6.1     Management by Cedar GP; Duties and Powers of the Partners......................................21
Section 6.2     Restrictions on Powers of the Cedar GP.........................................................22
Section 6.3     Refinancing....................................................................................23
Section 6.4     Exculpation....................................................................................23
Section 6.5     Employment of Agents, Affiliate Transactions...................................................23
Section 6.6     Compensation of Partner........................................................................24
Section 6.7     Other Activities...............................................................................24

                                                            ARTICLE 7
                                              TRANSFERABILITY OF MEMBERS' INTERESTS

Section 7.1     Prohibited Transfers of Preferred Holders......................................................24
Section 7.2     Certain Transfers Prohibited...................................................................25
Section 7.3     Admission of a Substituted Partner.............................................................25
Section 7.4     Withdrawal of a Partner........................................................................25

                                                            ARTICLE 8
                                           DISSOLUTION AND LIQUIDATION OF THE COMPANY

Section 8.1     Events Causing Dissolution.....................................................................26
Section 8.2     Liquidating Trustee............................................................................26
Section 8.3     Liquidation....................................................................................26
Section 8.4     Termination....................................................................................27

                                                            ARTICLE 9
                                      BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

Section 9.1     Books of Account; Records......................................................................27
Section 9.2     Annual Financial Reports.......................................................................27
Section 9.3     Tax Returns and Advances.......................................................................28
Section 9.4     Tax Elections..................................................................................28
Section 9.5     Bank Accounts..................................................................................28
Section 9.6     Partnership Expenses...........................................................................29
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
                                                           ARTICLE 10
                                                    MISCELLANEOUS PROVISIONS

Section 10.1    Notices........................................................................................29
Section 10.2    Signatures; Amendments.........................................................................30
Section 10.3    Binding Provisions.............................................................................30
Section 10.4    Applicable Law.................................................................................30
Section 10.5    Waiver of Trial by Jury........................................................................30
Section 10.6    Counterparts...................................................................................30
Section 10.7    Separability of Provisions.....................................................................30
Section 10.8    Captions.......................................................................................30
Section 10.9    Partnership Property; No Partition.............................................................30
Section 10.10   No Benefit to Third Parties....................................................................31
Section 10.11   Pronouns.......................................................................................31
Section 10.12   Restatement....................................................................................31

Exhibit A       Land
Exhibit B       SPE Provisions

Exhibit 6.4(c)  Property Management Agreement
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                                       iii

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          DELAWARE 1851 ASSOCIATES, LP,
                       A PENNSYLVANIA LIMITED PARTNERSHIP

        THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (as the same may be amended from time to time, this "Agreement") OF DELAWARE 1851 ASSOCIATES, LP, A PENNSYLVANIA LIMITED PARTNERSHIP (the "Partnership") is made and entered into as of the ___ day of December, 2003, by and among Cedar-Columbus LLC, a Delaware limited liability company ("Cedar GP"), CSC-Columbus LLC, a Delaware limited liability company ("Cedar LP"), Welsh-Square, Inc., a Pennsylvania corporation ("WSI"), Indenture of Trust of Bart Blatstein dated as of June 9, 1998, a Pennsylvania trust ("1998 Trust") and Irrevocable Indenture of Trust of Barton Blatstein dated July 13, 1999, a Pennsylvania trust ("1999 Trust"; 1998 Trust and 1999 Trust are sometimes collectively referred to herein as "Original LPs"; WSI and Original LPs are sometimes collectively referred to herein as the "Preferred Holders").

                               W I T N E S S E T H

        WHEREAS, the Partnership was formed as a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership Act (as it may be amended from time to time, or any successor statute, the "Act") by the filing of the Certificate of Limited Partnership of the Partnership with the Pennsylvania Secretary of State on April 23, 1999 (as the same has been and may hereafter be amended from time to time, the "Certificate");

        WHEREAS, pursuant to that certain Limited Partners Agreement of the Partnership, dated April 21, 1999, by and between Original GP and The Blatstein Family Trust II; as amended and corrected by that certain Amendment to Limited Partners Agreement of the Partnership dated as of December 19, 2000 and that certain Limited Partners Agreement of the Partnership executed on December 19, 2000 to be effective as of April 21, 1999; as further amended by that certain Assignment, Assumption and Modification Agreement dated as of December 19, 2000; and as further amended by that certain Amendment to Limited Partnership of the Partnership, dated June 24, 2002 (collectively, the "Original Partnership Agreement"), Original GP was the general partner and Original LPs were limited partners in the Partnership;

        WHEREAS, the Partnership is the owner of certain real property commonly known as Columbus Crossing Shopping Center and located at 1851 South Christopher Columbus Boulevard in the City and County of Philadelphia and Commonwealth of Pennsylvania, as more particularly described on Exhibit A attached hereto (the "Land"), together with all buildings, improvements, fixtures, equipment and personal property now or hereafter situated on the Land, together with the fixtures, equipment and personal property attached or appurtenant to the Land and such buildings (collectively, the "Property");

        WHEREAS, Preferred Holders and Cedar LP are parties to the Recap Agreement (as that term is hereinafter defined);

        WHEREAS, contemporaneously with the execution of this Agreement, Preferred Holders' interests in the Partnership are being recapitalized into the Preferred Interests (as that term is hereinafter defined);

        WHEREAS, contemporaneously with the execution of this Agreement, Cedar GP and Cedar LP shall make the capital contributions more particularly set forth herein, and, in consideration of the foregoing, Cedar GP shall become the managing general partner of the Partnership and acquire 1 % of the common interests of the Partnership and Cedar LP shall become a limited partner of the Partnership and acquire 99% of the common interests of the Partnership; and

        WHEREAS, the Preferred Holders desire to admit Cedar GP and Cedar LP as Partners of the Partnership, and the parties hereto desire to set forth the amended and restated agreement of the parties.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

                                    ARTICLE 1
                              FORMATION AND OFFICES

     Section 1.1    Continuation.

        (a) The Partnership was formed as a limited partnership under the provisions of the Act, and the parties hereto agree to continue the Partnership under the Act on the terms and conditions set forth in this Agreement.

        (b) The Partnership shall immediately, and from time to time hereafter, as may be required by law, execute or cause to be executed all amendments of the Certificate, and do all filing, recording and other acts as may be appropriate under the Act and shall cause a copy of each such amendment to be distributed to the Partners.

     Section 1.2 Name. All Partnership business shall be conducted in the name of the Partnership as set forth above or such other name as the Partners may select from time to time and which is in compliance with all applicable laws.

     Section 1.3    Purposes.

        (a) The Partnership's purpose shall be limited to owning, holding, managing, operating, leasing, mortgaging, pledging, selling, assigning, transferring and otherwise dealing with the Property. The Partnership shall exercise all powers enumerated in the Act necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth herein.

        (b) The Partnership shall not engage in any other business or activity without the prior unanimous written consent of the Common Partners.

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     Section 1.4    Powers. The Partnership shall have the power to do any
and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership.

     Section 1.5 Term. The Partnership commenced on the date of the filing of the Certificate and shall continue in existence until December 31, 2053 or such earlier time as may be determined in accordance with the terms of this Agreement.

     Section 1.6    Principal Office. The principal office of the
Partnership shall be located at 1851 South Christopher Columbus Boulevard, Philadelphia, Pennsylvania 19148 (it being agreed, however, that Preferred Holders shall deliver to Cedar GP and Cedar LP, in accordance with Section 10.1 hereof and promptly after receipt of same, copies of all Notices related to the Partnership or the Property that are received at their office), or at such other place as Cedar GP may determine from time to time, and the Partnership shall maintain records there as required by the Act.

     Section 1.7 Agent for Service of Process. The Partnership shall maintain a registered agent and office in the Commonwealth of Pennsylvania. The name and address of the registered agent of the Partnership in the Commonwealth of Pennsylvania upon whom process may be served, and the address of the registered office of the Partnership in the Commonwealth of Pennsylvania, is c/o Cedar Shopping Centers Partnership, L.P., 524 Camp Hill Mall, 32nd Street and Trindle Road, Camp Hill, Pennsylvania 17011, Attn: T. Richey. At any time, the Partnership may designate another registered agent and/or office.

     Section 1.8 Additional Covenants. The Partnership shall comply with the "separateness covenants" set forth on Exhibit B.

                                    ARTICLE 2
                                   DEFINITIONS

     Section 2.1 Definitions. Defined terms used in this Agreement shall, unless the context otherwise requires, have the following meanings:

        "AAA" shall have the meaning set forth in Section 3.7(d) hereof.

        "Acquisition Loan" shall have the meaning set forth in Section 3.2(c) hereof.

        "Act" shall have the meaning set forth in the recitals.

        "Additional Capital Contribution" shall mean any Capital Contribution made by a Partner, other than the Cedar Group Initial Capital.

        "Adjusted Capital Account" shall mean, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to the terms of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations
     Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                (b) Debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Treasury Regulations Section
     1.704-1(b)(2)(ii)(d).

     The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

        "Adjusted Preferred Interests" shall mean the Preferred Interests, reduced by (i) the aggregate amount of distributions to Preferred Holders pursuant to Section 5.2(b)(1) hereof and (ii) distributions and other adjustment pursuant to Section 3.2 hereof.

        "Adjustment Demand" shall have the meaning set forth in Section
5.5(b)(2).

        "Affiliate" shall mean, when used with reference to a specified Person,
(i) any Person directly or indirectly controlling, controlled by (as manager or otherwise), or under common control with the specified Person, (ii) a Person owning or controlling, directly or indirectly, ten percent (10%) or more of the outstanding voting securities of such specified Person, (iii) any person related by blood or by marriage (including relatives by adoption) to such Person, the estate of such Person and such Person's heirs and descendants, (iv) any officer or director of such specified Person and (v) if such other Person is an officer or director, any company for which such Person acts in such capacity.

        "Agreement" shall mean this Agreement, as same may be amended from time to time.

        "Available Net Cash Flow" shall have the meaning set forth in Section
5.1 (a) hereof.

        "Bankruptcy" or "Bankrupt" as to any Person shall mean the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is filed by a Person other than the Person that is the debtor or bankrupt, such filing is contested by the Person that is the debtor or bankrupt, and such petition has been dismissed within one hundred twenty (120) days); insolvency of such Person as finally determined by a court proceeding (except if such adjudication is stayed or dismissed within one hundred twenty (120) days); filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person's assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates such Person's approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within one hundred twenty (120) days.

        "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York or Pennsylvania are required or permitted to be closed.

        "Capital Account" shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and the following provisions:

        (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's share of Profits, and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 4.3 and Section 4.4 hereof, and the amount of any Partnership liabilities that are assumed by such Partner (other than liabilities that are secured by any Partnership property distributed to such Partner).

        (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752), such Partner's share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Partner pursuant to Section 4.3 and Section 4.4 hereof, and the amount of any liabilities of such Partner that are assumed by the Partnership (other than liabilities that are secured by any property contributed by such Partner to the Partnership).

        (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the case of a sale or exchange of an interest in the Partnership at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Partner shall not be adjusted to reflect the adjustments to the adjusted tax bases of Partnership property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

        (d) In determining the amount of any liability for purposes of clauses (a) and (b) of this definition of Capital Account, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.

        (e) In the event the Gross Asset Values of Partnership assets are adjusted pursuant to clauses (b) and (d) of the definition of Gross Asset Value, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the manner in which unrealized income, gain, loss and deduction inherent in all Partnership assets (that has not been previously reflected in the Capital Accounts) would be allocated pursuant to Article 4 if there were a taxable disposition of Partnership property at fair market value. Similarly, in the event of a distribution of Partnership assets to a Partner (whether in connection with a liquidation or otherwise), the Capital Accounts shall be adjusted to reflect the manner in which unrealized income, gain, loss and deduction inherent in such distributed assets (not previously reflected in Capital Accounts) would be allocated pursuant to Article 4 if there were a taxable disposition of such distributed assets at fair market value.

        (f) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event that Cedar GP shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations or to reflect the intention of the parties hereto, Cedar GP may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner upon the dissolution of the Partnership.

        "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property contributed or deemed contributed by such Partner to the Partnership (net of any liabilities secured by such property or to which such property is otherwise subject). Any reference in this Agreement to the Capital Contribution of a Partner shall include the Capital Contribution made by any predecessor of a Partner.

        "Capital Event Proceeds" shall have the meaning set forth in Section 5.2(a) hereof.

        "Cedar GP" shall have the meaning set forth in the preamble.

        "Cedar Group" shall mean Cedar GP and Cedar LP and any party that shall acquire all or any portion of the Partnership Interests that were originally owned by Cedar GP and Cedar LP; provided, however, if Preferred Holders or a member of the Preferred Group shall acquire the Partnership Interest of a member of the Cedar Group, Preferred Holders or such member of the Preferred Group shall not become a member of the Cedar Group.

        "Cedar LP" shall have the meaning set forth in the preamble.

        "Cedar Group Initial Capital" shall mean $______________, said amount representing the sum of all legal fees, title insurance premiums and other closing costs and adjustments paid by Cedar Group in connection with the Closing, and any other amount deemed to be added to, and part of, the Cedar Group Initial Capital pursuant to Section 3.2 hereof.

        "Certificate" shall have the meaning set forth in the recitals.

        "Closing" shall have the meaning set forth in the Recap Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

        "Common Partners" shall mean, collectively, Cedar GP, Cedar LP and any Person or Persons who, at the time of reference thereto, has been admitted as a successor Common Partner or as an additional Common Partner and, in the case of any of the foregoing, has not withdrawn from the Partnership, in each such Person's capacity as a Common Partner. "Common Partner" shall mean any one of the Common Partners.

        "Common Percentage Interest" shall mean the percentage of ownership interest in the Partnership of each Partner, excluding the Preferred Interests. The initial Common Percentage Interests are set forth in Section 3.3 hereof.

        "Delivering Party" shall have the meaning set forth in Section 3.7(d) hereof.

        "Depreciation" shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis.

        "Dissolution Event" shall have the meaning set forth in Section 8.1 hereof.

        "Distribution Sections" shall have the meaning set forth in Section 3.7(b) hereof.

        "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

        "Fiscal Year" shall mean the calendar year, except that the last Fiscal Year of the Partnership shall end on the date on which the Partnership shall terminate and commence on the January 1 immediately preceding such date of termination.

        "Governmental Entity" shall mean the United States, the Commonwealth of Pennsylvania, any other state that shall have jurisdiction over the Partnership and any Partner, any municipality, and political subdivision of any of the foregoing, and any agency, authority, department, court, commission or other legal entity of any of the foregoing.

        "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

        (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Partners;

        (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by Cedar GP, as of the following times: (i) the acquisition of an interest or an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property or money as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if Cedar GP shall reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners;

        (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be adjusted to the gross fair market value of such asset on the date of distribution, as determined under Section 5.4 hereof;

        (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause
(d) to the extent Cedar GP determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

        (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

        "Group" shall mean the Preferred Group or the Cedar Group.

        "Indirect Interest" shall mean an ownership interest (whether direct or indirect) in a Partner (as opposed to a Partner's ownership interest in the Partnership).

        "Indirect Owner" shall mean a Person holding an Indirect Interest.

        "Land" shall have the meaning set forth in the recitals.

        "Lender" shall mean any unaffiliated lender that shall provide a loan to the Partnership.

        "Liquidating Trustee" shall have the meaning set forth in Section 8.2 hereof.

        "Loan" shall mean any loan or loans made to the Partnership, evidenced and/or contemplated by the Loan Documents.

        "Loan Documents" shall mean the note(s), mortgage(s), loan agreement(s) and other documents delivered by the Partnership or a Guarantor to a Lender in connection with a Loan.

        "Net Expenditures" shall mean the Partnership's total direct and indirect expenditures incurred in connection with the transaction to purchase the Redemption Property, including without limitation any down payments (until such time as such payments are either refunded or applied), brokers fees, transfer taxes, loan fees (to the extent not deducted from loan proceeds), legal fees of the counsel designated by Preferred Holders and the reasonable legal fees of the counsel designated by the Partnership to review the purchase transaction, less any amounts funded by Preferred Holders and any proceeds from any Acquisition Loans.

        "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year shall equal the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

        "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

        "Notices" shall have the meaning set forth in Section 10.1 hereof.

        "Operating Documents" shall mean all contracts and agreements of all kinds entered into by or on behalf of the Partnership in connection with the business purposes thereof.

        "Original LPs" shall have the meaning set forth in the preamble.

        "Original Partnership Agreement" shall have the meaning set forth in the recitals.

        "Outside Date" shall mean the tenth (10th) anniversary of the date of this Agreement.

        "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(2) and (3).

        "Partner Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2). For any Fiscal Year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Partner Nonrecourse Debt Minimum Gain over the aggregate amount of any distributions during such Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(i)(2).

        "Partners" shall mean, collectively, Cedar GP, Cedar LP, the Preferred Holders, and any Person or Persons who, at the time of reference thereto, has been admitted as a successor Partner or as an additional Partner and, in the case of any of the foregoing, has not withdrawn from the Partnership, in each such Person's capacity as a Partner. "Partner" shall mean any one of the Partners.

        "Partnership" shall mean Delaware 1851 Associates, LP, a Pennsylvania limited partnership, as the same may from time to time be constituted, and any successor limited partnership.

        "Partnership Accountants" shall mean such accountants that shall be selected by Cedar GP to be the accountants for the Partnership.

        "Partnership Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the rights and obligations of such Partner under this Agreement.

        "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

        "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

        "Pre-Closing Claims" shall have the meaning set forth in Section 5.5(a) hereof.

        "Preferred Group" shall mean Preferred Holders and any party that shall acquire all or any portion of the Partnership Interests that were originally owned by Preferred Holders; provided, however, if Cedar GP, Cedar LP or a member of the Cedar Group shall acquire the Partnership Interest of a member of the Preferred Group, Cedar GP, Cedar LP or such member of the Cedar Group shall not become a member of the Preferred Group.

        "Preferred Holders" shall have the meaning set forth in the preamble.

        "Preferred Interests" shall mean the preferred limited partnership interests in the Partnership of the Preferred Holders in an amount equal to Six Million Six Hundred Seventeen Thousand ($6,617,000) Dollars.

        "Preferred Priority Return" shall mean an amount equal to 6.5% per annum, cumulative, compounded annually (prorated for any partial year) of the Adjusted Preferred Interests existing from time to time during the period to which the Preferred Priority Return relates.

        "Profits" and "Losses" shall mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or period (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss and each item of income, gain, expense, deduction and loss shall be allocable to the Partners in accordance herewith), with the following adjustments for purposes of adjusting Capital Accounts and maintaining the same in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv):

        (a) Any income of the Partnership that is exempt from federal income tax (except for rental income accrued on the Partnership's financial statement on a straight line basis for GAAP purposes) and not otherwise taken into account in computing Profits or Losses pursuant to this definitional section shall be added to such taxable income or loss;

        (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

        (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsections (b), (c) or (d) of the definition of "Gross Asset Value", the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

        (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

        (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation; and

        (f) Notwithstanding any other provision of this definitional section, any items which are specially allocated pursuant to Section 4.3 and
Section 4.4 hereof shall not be taken into account in computing Profits or Losses.

        "Property" shall have the meaning set forth in the recitals.

        "Property Management Agreement" shall have the meaning set forth in
Section 6.5(c) hereof.

        "Recap Agreement" shall mean that certain agreement, dated as of October 2, 2003, between the Partnership, Preferred Holders and Cedar LP, as amended by that certain Amendment to Recapitalization Agreement, dated as of November 3, 2003, between the Partnership, Preferred Holders and Cedar LP, and that certain Second Amendment to Recapitalization Agreement, dated as of December 9th, 2003, between the Partnership, Preferred Holders and Cedar LP.

        "Recapitalization" shall mean, collectively, (i) the admission of the Cedar Group to the Partnership, and (ii) the recapitalization of Preferred Holders' entire interest in the Partnership.

        "Recipient Party" shall have the meaning set forth in Section 3.7(d) hereof.

        "Redemption Price" shall mean an amount equal to the balance of the Preferred Interests, including any accrued and unpaid Preferred Priority Return, immediately prior to the redemption of the Preferred Interests, less any Net Expenditures incurred by the Partnership not yet debited against the balance of the Preferred Interests.

        "Redemption Property" shall have the meaning set forth in Section 3.2(c) hereof.

        "Repayment Capital Contribution" shall have the meaning set forth in
Section 3.2(b) hereof.

        "Reserves" shall mean amounts allocated to reserves maintained for working capital or for contingencies of the Partnership.

        "Sale" shall mean a sale or other disposition of all or any portion of the Property (other than pursuant to an involuntary conversion, foreclosure or deed in lieu of foreclosure given to an unrelated third party or a tax-free exchange that would not result in the recognition of gain by the Preferred Holders).

        "SEC" shall have the meaning set forth in Section 9.2 hereof.

        "Substituted Partner" shall mean a person who is admitted to the Partnership as a Substituted Partner in accordance with Section 7.3 hereof.

        "Tax Matters Partner" shall have the meaning set forth in Section 9.4 hereof.

        "Transfer" shall have the meaning set forth in Section 7.1(a) hereof.

        "WSI" shall have the meaning set forth in the Preamble.

                                    ARTICLE 3
                              CAPITAL CONTRIBUTIONS

     Section 3.1    Capital Contributions.

        (a) Upon the execution of this Agreement, the Cedar Group shall be deemed to have contributed to the capital of the Partnership the Cedar Group Initial Capital.

        (b)     Following the payments set forth in Section 3.1(a):

                (1) Cedar GP's Capital Account as of the date of this Agreement shall be equal to $__________, said amount representing 1% of the Cedar Group Initial Capital.

                (2) Cedar LP's Capital Account as of the date of this Agreement shall be equal to $__________, said amount representing 99% of the Cedar Group Initial Capital.

                (3) Preferred Holders' Capital Account as of the date of this Agreement shall be equal to Six Million Six Hundred Seventeen Thousand ($6,617,000) Dollars.

        (c) Except as set forth in this Agreement, no Partner shall be required or obligated to contribute any capital to the Partnership or to lend any funds to the Partnership. In no event shall Preferred Holders be required or entitled to contribute any capital to the Partnership or to lend any funds to the Partnership, and no event or action, other than pursuant to Section 3.2, shall cause the reduction or diminution of the Preferred Interests.

        (d) Additional Capital Contributions. If available cash and available working capital are insufficient for the operation of the Partnership, Cedar GP shall have the right to request Additional Capital Contributions from the Common Partners, and the Common Partners agree that any such Additional Capital Contributions that shall be required by the Company shall be made by the Common Partners in proportion to their respective Common Percentage Interests. Any Additional Capital Contributions made by a Common Partner pursuant to this
Section 3.1(d) shall not increase such Common Partner's Common Percentage Interest.

     Section 3.2    Redemption of the Preferred Interests.

        (a) The Partnership shall redeem the Preferred Interests for cash or property (or a combination thereof), at Preferred Holders' election at any time after the date of this Agreement, in an amount equal to the Redemption Price. Preferred Holders may elect to have the Preferred Interests redeemed in part, provided that (i) Preferred Holders may elect a redemption of the Preferred Interests on no more than four (4) separate occasions, (ii) Preferred Holders must elect to have the Preferred Interests redeemed in full on the fourth (4th) election, if made, and (iii) the balance of the Preferred Interests (including any accrued and unpaid Preferred Priority Return) shall be decreased by (1) any cash paid by the Partnership in redemption of the Preferred Interests, (2) the Net Expenditures paid by the Partnership in connection with any property distributed by the Partnership in redemption of the Preferred Interests, and (3) any other reduction required pursuant to this Agreement. Any payments made pursuant to clause (iii) of this Section 3.2(a) shall be applied first in reduction of the Preferred Interests and then in reduction of the Preferred Priority Return.

        (b) Upon Preferred Holders' election to redeem all or a portion of the Preferred Interests (and Preferred Holders having obtained the consent of the Cedar Group to the extent such consent is required pursuant to the terms of this Agreement), each member of the Cedar Group shall be required to contribute to the capital of the Partnership, pari passu in accordance with such member's Common Interest Percentage, an amount equal to the Preferred Interests being redeemed at such time (any such Capital Contribution, a "Repayment Capital Contribution"). The Repayment Capital Contribution that shall be made by Cedar Group shall be deemed to be added to, and be part of, the Cedar Group Initial Capital.

        (c) If Preferred Holders shall elect to receive property (the "Redemption Property") in redemption of the Preferred Interests, the Partnership shall be obligated to purchase the Redemption Property designated by Preferred Holders and to borrow money in connection therewith, provided that (i) any loan is arranged for, or provided, by Preferred Holders (the "Acquisition Loan"),
(ii) either (x) the Partnership has no obligations under the Acquisition Loan, or (y) the Acquisition Loan is secured by the Redemption Property and is nonrecourse to the Partnership, (iii) the Partnership shall not be obligated to incur Net Expenditures in excess of the Redemption Price, unless Preferred Holders fund the balance of any difference, (iv) Preferred Holders shall deliver or cause to be delivered any and all guarantees or indemnities that may be required in connection with such Acquisition Loan, (v) Preferred Holders shall deliver an amount equal to the transfer, stamp or similar taxes payable in connection with the purchase of the Redemption Property by the Partnership and the subsequent distribution of the Redemption Property by the Partnership, and (vi) the Lender consents to, or has preapproved in accordance with Section 6.3, the acquisition by the Partnership of the Redemption Property. Preferred Holders may fund any additional monies needed to purchase the Redemption Property in any reasonable manner selected by Preferred Holders and reasonably approved by Cedar GP (e.g., through a third party escrow arrangement). In connection with the purchase of the Redemption Property, the Partnership shall help Preferred Holders to create a separate legal entity through which to purchase the Redemption Property, the Partnership shall retain counsel designated by Preferred Holders and reasonably satisfactory to the Partnership, and the Partners shall cooperate in obtaining from the Lender (in the event such transaction was not preapproved in accordance with Section 6.3) its consent to the acquisition by the Partnership of the Redemption Property.

        (d) The Partnership shall not have (i) any unreimbursed liability with respect to the Redemption Property or the transaction pursuant to which such Redemption Property is acquired or attempted to be acquired if such transaction does not close for any reason (other than Net Expenditures not in excess of the Redemption Price), or (ii) any obligation to incur Net Expenditures in excess of the Redemption Price. In the event the Redemption Property is not purchased for any reason, the balance of the Preferred Interests (including any accrued and unpaid Preferred Priority Return) shall be reduced by the amount of the Net Expenditures incurred in connection with the transaction to purchase such Redemption Property in lieu of any reimbursement pursuant to this Section 3.2(d). Such Net Expenditures shall be applied first in reduction of the Preferred Interests and then in reduction of the Preferred Priority Return.

        (e) The Partnership may redeem the Preferred Interests (including any accrued but unpaid Preferred Priority Return) in full, but not in part, for an amount of cash equal to the Redemption Price at any time from and after (i) the Outside Date, or (ii) the date that Preferred Holders shall commence an action against any of the other Partners with respect to the Partnership or its assets, other than to enforce its rights under this Agreement.

     Section 3.3    Common Percentage Interests of Partners.

        (a)     Upon the execution of this Agreement:

                (1)     Cedar GP's Common Percentage Interest shall be 1.0%; and

                (2)     Cedar LP's Common Percentage Interest shall be 99.0%.

        (b) The Common Percentage Interests of the Partners shall be adjusted to account for admissions, transfers and conveyances pursuant to
Article 7 hereof.

     Section 3.4 Limitation on Liability of Limited Partners. The liability of each Partner, other than Cedar GP or any successor general partner of the Partnership, shall be limited to such Partner's Capital Contributions and Additional Capital Contributions, and no Partner, other than

Cedar GP or any successor general partner of the Partnership, shall, subject to the provisions of the Act, have any personal liability in respect of any liabilities or obligations of the Partnership or the Partners, beyond the amount that it shall, in accordance with this Agreement, contribute (or be required to contribute) to the capital of the Partnership.

     Section 3.5 No Withdrawal of Capital Contributions. Except upon dissolution and liquidation of the Partnership, no Partner shall have the right to withdraw, reduce or demand the return of its Capital Contribution, or any part thereof, or any distribution thereon. Except as otherwise provided herein, no Partner shall have the right to receive property other than cash in connection with a distribution or return of capital. Except as otherwise provided in this Agreement, no Partner shall be entitled to receive interest on such Partner's Capital Contributions to the Partnership.

     Section 3.6    Return of Capital Contributions.

        (a) Except upon dissolution and liquidation of the Partnership or as provided in Article 5 hereof, there is no agreement, nor time set, for the return of any Capital Contribution or Additional Capital Contribution of any Partner.

        (b) None of the Partners, nor any of their respective Affiliates, nor any officer, director, shareholder, employee or agent of any of the Partners or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution or Additional Capital Contribution.

     Section 3.7    Intentionally Omitted.

     Section 3.8 Termination of Affiliate Loans. As of the date hereof, Preferred Holders shall have caused any sums owed by the Partnership to any Affiliate of Preferred Holders to be repaid in full such that no balance is outstanding with respect to any such sums.

     Section 3.9    Intentionally Omitted.

     Section 3.10 Sums Paid Under Guarantees or Indemnities. If the Preferred Owners or any Affiliate of the Preferred Owners shall make a payment under any guaranty or indemnity on account of an event that occurred prior to the date of this Agreement, the party making such payment shall not be entitled to any reimbursement by any of the other Partners or the Partnership on account of such payment, and such payment shall not increase the Capital Account of the Preferred Owners, and such payment shall not be deemed to be a Capital Contribution.

                                    ARTICLE 4
                        ALLOCATIONS OF PROFITS AND LOSSES

     Section 4.1 Allocation of Profits. After giving effect to the special allocations set forth in Section 4.3 and Section 4.4 hereof, Profits for any Fiscal Year shall be allocated to the Common Partners in proportion to their respective Common Percentage Interests.

     Section 4.2 Allocation of Losses. After giving effect to the special allocations set forth in Section 4.3 and Section 4.4 hereof, Losses for any Fiscal Year shall be allocated to the Common Partners in proportion to their respective Common Percentage Interests.

     Section 4.3 Allocations to Reflect Priority Returns. For each Fiscal Year of the Partnership, before any allocations of Profits and Losses shall be made to the Partners pursuant to Section 4.1 or Section 4.2, items of gross income and gain of the Partnership shall be allocated to Preferred Holders in an amount equal to the excess, if any, of (i) the accrued Preferred Priority Return for the current Fiscal Year and all prior Fiscal Years, whether or not paid, over (ii) the cumulative amount of items of gross income or gain allocated to Preferred Holders pursuant to this Section 4.3 for the current Fiscal Year and all prior Fiscal Years.

     Section 4.4    Special Allocations.

        (a) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4 and except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year of the Partnership, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulations Section 1.704-(2)(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This
Section 4.4(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

        (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt, then, except as otherwise provided in Treasury Regulations Section 1.704-2(i), each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations
Section 1.704-2(i), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and (j)(2). This Section 4.4(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

        (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit balance in such Partner's Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.4(c) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section have been tentatively made as if this Section 4.4(c) were not in the Agreement.

        (d) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or portion thereof shall be allocated solely to the Cedar Group.

        (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year of the Company or portion thereof shall be allocated to the Partner who bears the economic risk of loss with respect to the nonrecourse debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulations Section 1.704-2(i)(1).

        (f) Excess Non-Recourse Liabilities. The "excess non-recourse liabilities" of the Partnership within the meaning of Treasury Regulations
Section 1.752-3(a)(3) shall be allocated to the Common Partners pro rata in accordance with their respective Common Percentage Interests.

        (g) Deficit Restoration Obligation. Cedar LP shall have the right to provide the Partnership with an unconditional obligation to restore the deficit balance, if any, in its Adjusted Capital Account. Cedar LP shall have the right to satisfy such obligation by contributing to the Partnership its right to receive any amounts owed to Cedar LP by any other Partner.

        (h)     Loss Allocation Limitation. Notwithstanding the provisions of
Section 4.2 hereof, Losses (or items of loss) allocated pursuant to Section 4.2 hereof shall not exceed the maximum amount of Losses (or items of loss) that can be so allocated without causing any Partner to have a deficit balance in its Adjusted Capital Account at the end of any Fiscal Year. In the event some but not all of the Partners would have deficit balances in their Adjusted Capital Accounts as a result of an allocation of Losses (or items of loss) pursuant to
Section 4.2 hereof, the limitation set forth in this Section 4.4(h) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses (or items of loss) to each Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). All Losses (or items of loss) in excess of the limitation set forth in this Section 4.4(h) shall be allocated to other Partners in accordance with the provisions of Section 4.2, provided that no Losses (or items of loss) shall be allocated to any Partners who are not permitted to be allocated any Losses (or items of loss) under this Section 4.4(h).

     Section 4.5    Other Allocations.

        (a) If the respective interests of the existing Partners in the Partnership change or if a Partnership Interest is transferred to any other Person, then, for the Fiscal Year of transfer, all income, gains, losses, deductions, tax credits and other tax incidents resulting from the operations of the Partnership shall be allocated between transferor and transferee, as reasonably determined by Cedar GP using any method permissible under Section 706 of the Code. A transferee of an interest in the Partnership shall succeed to the Capital Account of the transferor

Partner to the extent it relates to the transferred interest. With respect to the change in ownership of the Partnership resulting from the Recapitalization, the Partnership shall use the closing of the books method described in Section 706(c) of the Code or such other method selected by Cedar GP.

        (b) For each Fiscal Year, items of Partnership income, gain, loss, deduction and expenses shall be allocated for federal, state and local purposes among the Partners in the same manner as the Profits and Losses or other gains or losses to which such items relate were allocated pursuant to Section 4.1,
Section 4.2, Section 4.3 and Section 4.4 hereof.

     Section 4.6    Tax Allocations: Code Section 704(c).

        (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

        (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to any provision of this Agreement in accordance with the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Partnership asset shall take into account any variation between the adjusted basis of such Partnership asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
Section 704(c) and the Treasury Regulations thereunder.

        (c) Consistent with Section 4.6(b) hereof, immediately prior to the execution of this Agreement the Gross Asset Value of the Property has been adjusted to equal Twenty Four Million One Hundred Seventeen Thousand ($24,117,000) Dollars. For purposes of this Agreement, based on the Partnership's tax basis as of the date of this Agreement, the tax basis of the Property is Sixteen Million Two Hundred Thousand ($16,200,000) Dollars. The Partners agree to account for the resulting variation between the Gross Asset Value of the Property and its tax basis using "the traditional method with curative allocations" contemplated by Treasury Regulations Section 1.704-3(c)(3)(iii)(B). Thus, notwithstanding anything to the contrary in this Agreement, the Partners agree that upon a taxable disposition of the Property
(i) to the extent of Twenty Four Million One Hundred Seventeen Thousand ($24,117,000) Dollars of consideration, the Cedar Group shall not be allocated taxable income or gain attributable to such disposition in an amount that exceeds the total amount of tax depreciation deductions allocated to the Cedar Group in the current Fiscal Year and all prior Fiscal Years from the Property (not including for this purpose any tax depreciation attributable to improvements made to the Property after the date this Agreement has been executed), and (ii) taxable income or gain attributable to such disposition on account of consideration in excess of Twenty Four Million One Hundred Seventeen Thousand ($24,117,000) Dollars, if any, shall be allocated to the Cedar Group.

        (d) Any elections or other decisions relating to the allocations required under this Section 4.6 shall be made by Cedar GP; provided, however, that any such election or decision that is not otherwise contemplated by this Agreement and which increases, other than to a de minimis extent, the tax obligation of the Preferred Holders (as compared to what such obligation would have been absent such election) shall require the consent of the Preferred Holders (not to be unreasonably withheld, conditioned, or delayed). Allocations pursuant to this Section 4.6 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits and Losses, other items, or distributions pursuant to any provision of this Agreement.

                                    ARTICLE 5
                               CASH DISTRIBUTIONS

     Section 5.1    Distribution of Available Net Cash Flow.

        (a) As used in this Agreement, the term "Available Net Cash Flow" means the gross cash proceeds from Partnership operations, including all refinancings of all or any portion of the Property and/or any other property of the Partnership and, in connection with a partial casualty or condemnation, the proceeds of condemnation proceedings or settlement of any insurance claims resulting in insurance proceeds not used in repair or restoration of the Property that, in each instance, shall not be required to be paid to a Lender, less (1) all costs incurred by the Partnership in connection with the refinancing or restoration of the Property and (2) any portion thereof used to establish Reserves, all as determined by Cedar GP, for certain expenses and liabilities of the Partnership, including, without limitation, debt payments (including interest and principal) on Loans, capital improvements, repairs, replacements, contingencies, real estate taxes and leasing commissions, all as determined in accordance with this Agreement. Available Net Cash Flow shall not be reduced by depreciation, cost recovery deductions or similar allowances. Available Net Cash Flow shall not be deemed to include any Capital Event Proceeds or any expenses related thereto.

        (b) Available Net Cash Flow, if any, shall be distributed or paid, as applicable, at such times as Cedar GP may determine, in the following order of priority:

                (1) First, to Preferred Holders, until Preferred Holders have received an aggregate amount of distributions under this Section 5.1(b)(1) and Section 5.2(b)(2) below equal to the Preferred Priority Return (as adjusted for distributions and other adjustments under Section 3.2 above);

                (2) Second, pari passu to the Common Partners in proportion to their respective Common Percentage Interests.

     Section 5.2    Distribution of Capital Event Proceeds.

        (a) As used in this Agreement, the term "Capital Event Proceeds" shall mean the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) including, in connection with a total casualty or condemnation in which no repair or restoration is contemplated, the proceeds of condemnation proceedings or settlement of any insurance claims resulting in insurance proceeds, shall not be required to be paid to a Lender, less, in each instance, (1) all costs incurred by the Partnership in connection with the sale, refinancing or restoration of the Property and (2) any portion thereof used to establish Reserves, all as determined by Cedar GP. Capital Event Proceeds shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business) of Partnership property.

        (b) Any Capital Event Proceeds shall be distributed promptly after the receipt thereof, in the following order of priority:

                (1) First, to Preferred Holders until Preferred Holders have received an amount of distributions under this Section 5.2(b)(1) equal to the Adjusted Preferred Interests;

                (2) Second, to Preferred Holders, until Preferred Holders have received an aggregate amount of distributions under this Section 5.2(b)(2) and Section 5.1(b)(1) above equal to the Preferred Priority Return (as adjusted for distributions and other adjustments under Section 3.2 above);

                (3) Third, pari passu to the Common Partners in proportion to their respective Common Percentage Interests.

     Section 5.3 Excess Reserves. Any Reserves established by the Partnership, which were established from Available Net Cash Flow, and which Cedar GP determines shall no longer be required by the Partnership, shall be distributed to the Partners pursuant to the provisions of Section 5.1 (b) hereof, and any Reserves established by the Partnership which were established from Capital Event Proceeds, and which Cedar GP determines shall no longer be required by the Partnership, shall be distributed to the Partners pursuant to the provisions of Section 5.2(b) hereof.

     Section 5.4 Restrictions on Distributions. A Partner shall have no right to demand and receive any distribution from the Partnership in any form other than cash. No Partner may be compelled to accept a distribution of an asset in kind from the Partnership to the extent that the percentage of the asset distributed to such Partner exceeds the percentage in which such Partner is then entitled to share in distributions from the Partnership. Any in-kind distributions of Partnership property shall be valued by an established, reputable, independent and qualified appraiser.

     Section 5.5 Pre-Closing Claims. The Partnership may pursue (including the commencement of a plenary action) or defend any claims relating to the period prior to the date of this Agreement (collectively, the "Pre-Closing Claims"). The Preferred Holders shall cooperate in the prosecution of any such Pre-Closing Claims. Subject to Preferred Holder's rights to contest a Pre-Closing Claim as hereinafter set forth, in the event that the Partnership shall owe money on account of a Pre-Closing Claim, and Cedar GP shall give notice thereof on or before the date which is one (1) year after the date of this Agreement, Preferred Holders shall make such payment within Ten (10) Business days after receipt of notice from Cedar GP. Any payment by Preferred Holders made pursuant to this Section 5.5(b)(1) shall not increase the Capital Account of Preferred Holders, such payment shall not be deemed to be a Capital Contribution, and any expense to which such payments relate shall be deemed to be expenses of Preferred Holders. Upon prior notice to the Cedar GP (given within Ten (10) business days after such notice from Cedar GP), the Preferred Holders shall be entitled, at their sole cost and expense, to contest any such Pre-Closing Claim, provided, however, that during the pendency of such Pre-Closing Claim (A) neither the Property nor any portion thereof or interest therein would be in imminent danger of being sold, forfeited or lost, and (B) neither Property nor any interest therein would be subject to the imposition of any lien as a result of the failure to comply with a requirement prior to and while such contest is proceeding, unless Preferred Holders shall cause any such lien, promptly after obtaining knowledge of the existence of the lien, to be discharged of record by payment, deposit, bond or otherwise.

     Section 5.6    Transfer Taxes.

        (a) To the extent Preferred Holders elect to receive Redemption Property in redemption of their interests, all transfer, stamp or other similar taxes in connection with the purchase and subsequent distribution of the Redemption Property, if any, including any tax that is imposed on Transfers by any Partner or by any Indirect Owner that is aggregated with the purchase and distribution of the Redemption Property, shall be the obligation of Preferred Holders, without regard to whether same is assessed against Preferred Holders, the Partnership or any other Partner.

        (b) Each Partner shall be solely liable for any real property and controlling interest transfer taxes that result from a Transfer of such Partner's interest in the Partnership (or of the interest of an Indirect Owner of such Partner), including any tax that is imposed on Transfers that are aggregated with such Transfers, without regard to whether same is assessed against such Partner, the Partnership or any other Partner.

                                    ARTICLE 6
                  RIGHTS, OBLIGATIONS AND POWERS OF THE MEMBERS

     Section 6.1    Management by Cedar GP; Duties and Powers of the Partners.

        (a) Subject to the provisions of this Article 6, Cedar GP shall have the right and power to conduct the business and affairs of the Partnership and to do all things necessary to carry on the business of the Partnership, and is hereby authorized to take any action of any kind and to do anything and everything Cedar GP deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Subject to the provisions of this Article 6, Cedar GP will have full power and authority to execute and deliver in the name of and on behalf of the Partnership such documents or instruments as Cedar GP deems appropriate for the conduct of the Partnership's business in accordance with this Agreement. No person, firm or corporation dealing with the Partnership will be required to inquire into the authority of Cedar GP to take any action or make any decision. Cedar GP shall be required to devote to the conduct of the operations of the Partnership only such time and attention as shall be necessary to accomplish the purposes, and to conduct properly the operations, of the Partnership. In performing its obligations under this Section 6.1, Cedar GP shall not be required at any time to expend funds other than those of the Partnership.

        (b) Without limiting the generality of the foregoing, but subject to the specific limitations of this Agreement, Cedar GP is authorized on behalf of the Partnership, without the consent of any Partner, to:

                (1) expend the capital and revenues of the Partnership in furtherance of the Partnership's operations and pay in accordance with the provisions of this Agreement all debts and obligations of the Partnership, to the extent that funds of the Partnership are available therefor;

                (2) take such actions as shall be required for the Partnership to comply with the Loan Documents;

                (3)     execute, deliver and thereafter amend the Loan
Documents;

                (4) lease the Property (other than pursuant to a lease which would constitute a taxable sale for federal income tax purposes);

                (5) establish and maintain separate bank accounts in the name of, and on behalf of, the Partnership;

                (6)     bring and defend, actions at law or in equity;

                (7) make investments in United States treasury securities and certificates of deposit in federally insured banks, pending disbursement of the Partnership's funds or to provide a source from which to meet contingencies;

                (8) enter into and/or terminate agreements and contracts with third parties, and give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto;

                (9) maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures;

                (10) purchase, at the expense of the Partnership, liability, casualty and other insurance and bonds to protect the Partnership's properties, operations, members and employees and to protect (to the extent required thereby, and as customary and reasonable) Cedar GP and its respective control persons, officers, directors and employees;

                (11) execute and deliver any and all agreements, documents and other instruments necessary or incidental to the conduct of the operations of the Partnership and of the Property; and

                (12) do and perform all such other things as may be in furtherance of the Partnership's business purposes described in Section 1.3 hereof subject to the limitations set forth herein.

     Section 6.2 Restrictions on Powers of the Cedar GP. Notwithstanding anything to the contrary contained in Section 6.1 above, the Partnership shall not consummate a Sale prior to the Outside Date, without the consent of Preferred Holders.

     Section 6.3 Refinancing. In connection with any financing of the Property, Cedar Group shall undertake in good faith to obtain from the prospective Lender its preapproval to the acquisition by the Partnership, or an affiliate thereof, of Replacement Property in connection with a redemption of the Preferred Interests. Preferred Holders, in cooperation with Cedar Group, shall have the right to endeavor to obtain such preapproval from such prospective Lender; provided, however, if such prospective Lender shall not grant such preapproval, the Partnership may, nevertheless, accept financing from such prospective Lender.

     Section 6.4 Exculpation. No Partner or any of its Affiliates, nor any of their respective officers, directors, partners, shareholders, members, employees or agents, shall be liable, in damages or otherwise, to the Partnership or to any of the other Partners, for any act or omission performed or omitted by such Partner pursuant to the authority granted by this Agreement, except if such act or omission results from (a) the negligence, misconduct or bad faith of a Partner, its Affiliates or their respective officers, directors, partners, shareholders, members, employees or agents or (b) a Partner acting beyond the scope of authority granted by this Agreement. To the extent permitted by the Act, the Partnership shall indemnify, defend and hold harmless each Partner, its Affiliates and their respective officers, directors, partners, shareholders, members, employees and agents, from and against any and all claims or liabilities of any nature whatsoever, including reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by such Partner pursuant to the authority granted by this Agreement, except where attributable to (i) the negligence, misconduct or bad faith of such Partner, its Affiliates or their respective officers, directors, partners, shareholders, members, employees or agents or (ii) a Partner acting beyond the scope of authority granted by this Agreement. Each Partner shall be entitled to rely in good faith on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of a Partner pursuant to such advice shall in no event subject the Partner to liability to the Partnership or any Partner. Any indemnity provided under this Section 6.4 shall be paid out of and to the extent of the assets of the Partnership only, and no Partner shall have any personal obligation with respect thereto.

     Section 6.5    Employment of Agents, Affiliate Transactions.

        (a) Cedar GP may employ or cause to be employed, on behalf of the Partnership, such firms or corporations as it shall deem advisable for the operation of the Partnership and on such terms and for such compensation as Cedar GP shall determine, provided such terms and services are reasonably necessary and customary.

        (b) Except as expressly provided in this Agreement, no Partner or any Affiliate of a Partner shall enter into any agreement or other arrangement for the furnishing to or by the Partnership, of goods or services (including any construction work) with any Person which is an Affiliate of such Partner or any partner, shareholder or other owner of an equity interest in such Partner unless such agreement or arrangement has been approved by Cedar GP after the nature of the relationship or affiliation and the terms of such agreement or arrangement have been disclosed in writing.

        (c) The Partners hereby acknowledge and confirm that, contemporaneously with the execution of this Agreement, Cedar Shopping Centers Partnership, L.P., is entering into a property management and leasing agreement with the Partnership, in substantially the form set forth in Exhibit 6.4(c) attached hereto and made a part hereof (the "Property Management Agreement"), with Cedar Shopping Centers Partnership, L.P., as the managing and leasing agent for the Property.

     Section 6.6 Compensation of Partner. Except as otherwise expressly provided herein, the Partners shall not be entitled to any salary or other compensation from the Partnership except for their respective cash distributions as set forth in the Distribution Sections.

     Section 6.7 Other Activities. Any Partner (including any Affiliate of the Partners) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, including those in competition with the operations of the Partnership, and neither the Partnership nor any Partner (including any of the Partners or any Affiliate of the Partners) shall have any rights in or to such independent ventures or the income or profits derived therefrom.

                                    ARTICLE 7
                      TRANSFERABILITY OF MEMBERS' INTERESTS

     Section 7.1    Prohibited Transfers of Preferred Holders.

        (a) Preferred Holders may not, directly or indirectly, sell, assign, transfer or otherwise dispose of (collectively, "Transfer") all or any part of its Partnership Interest, whether voluntarily or by foreclosure, assignment in lieu thereof or other enforcement of a pledge, hypothecation or collateral assignment, without the prior written consent of Cedar GP, which consent can be withheld in Cedar GP's sole discretion. There shall be no restriction on the ability of any member of the Cedar Group to, directly or indirectly, Transfer all or any part of its Partnership Interest.

        (b)     Notwithstanding the foregoing or any other provisions of this
Article 7, Preferred Holders may not, directly or indirectly, pledge, hypothecate or collaterally assign all or any portion of its Partnership Interest, or the proceeds thereof or distributions on account thereof, without the prior written consent of Cedar GP, which consent can be withheld in Cedar GP's sole discretion. Subject to the terms of Section 7.2 below, there shall be no restriction on the ability of any member of the Cedar Group to, directly or indirectly, pledge, hypothecate or collaterally assign all or any portion of its Partnership Interest, or the proceeds thereof or distributions on account thereof, and a foreclosure resulting from any such pledge, hypothecation or assignment shall be permitted under the terms of this Agreement. Notwithstanding the foregoing, in no event shall any member of the Cedar Group, without the consent of the Preferred Holders (which consent shall not be unreasonably withheld, conditioned, or delayed), transfer its entire Partnership Interests, if the assignee is not at least as qualified as the Cedar Group, both with respect to its financial capabilities and its operational expertise.

        (c) For purposes of this Agreement, any sale, assignment, transfer or other disposition of the capital stock or other equity interest in any Partner or the issuance of capital stock or additional partnership interests or membership interests shall constitute a Transfer.

     Section 7.2 Certain Transfers Prohibited. Notwithstanding the provisions of Section 7.1 hereof to the contrary, no Transfer by a Partner shall be permitted which would result in (i) the violation of the terms of any Loan Document or other agreement to which the Partnership is a party or by which its assets are affected, including, without limitation, the Operating Documents, or
(ii) the termination of the Partnership as a limited partnership pursuant to the terms of the Act or, unless otherwise agreed, within the meaning of Section 708 of the Code, or (iii) the violation of any applicable law.

     Section 7.3    Admission of a Substituted Partner.

        In the event that a Partner shall Transfer its Partnership Interest pursuant to, and in accordance with, the terms of this Agreement, the transferee thereof shall become a substituted partner ("Substituted Partner") only upon receipt by the Partnership of all of the following (as determined by Cedar GP):

                (i) the transferee's acceptance of, and agreement to pay all costs of such Transfer and to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the Partnership;

                (ii) evidence reasonably satisfactory to Cedar GP of the authority of such Substituted Partner to become a Partner and to be bound by all of the terms and conditions of this Agreement;

                (iii) the written agreement of the Substituted Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement;

                (iv) such other documents or instruments as may reasonably be required under the Act or otherwise in order to effect the admission of the Substituted Partner as a Partner under this Agreement; and

                (v) evidence reasonably satisfactory to Cedar GP that such Transfer (A) would not violate (1) any Federal and state securities laws and rules and regulations of the Securities and Exchange Commission, state securities commissions, and any other Governmental Entity with jurisdiction over such disposition, (2) any of the Operating Documents or (3) any Loan Documents,
(B) would not jeopardize the Partnership's classification for Federal income tax purposes as a partnership, and (C) would not affect the Partnership's existence as a limited partnership under the Act.

     Section 7.4 Withdrawal of a Partner. A Partner may not voluntarily withdraw or resign from the Partnership, retire or dissolve, except pursuant to a Transfer of all of such Partner's Partnership Interest as a Partner in accordance with this Article 7. Resignation from the Partnership shall not entitle a Partner to receive the fair value of his Partnership Interest or any other distributions from the Partnership.

                                    ARTICLE 8
                   DISSOLUTION AND LIQUIDATION OF THE COMPANY

     Section 8.1    Events Causing Dissolution.

        The Partnership shall dissolve and its affairs wound up upon the happening of any of the following events (each of the following being herein reference to as a "Dissolution Event"):

        (a) the sale or disposition of all or substantially all of the Property (unless replacement property is acquired by the Partnership in connection with a tax-free exchange);

        (b) the dissolution of the Partnership by the unanimous written agreement of the Partners;

        (c)     December 31, 2053;

        (d)     the entry of a decree of judicial dissolution under the Act;

        (e) the happening of any event which makes it unlawful for the Partnership business to be continued; and

        (f) the occurrence of any event which requires dissolution of a limited partnership under the Act.

     Section 8.2 Liquidating Trustee. Upon dissolution of the Partnership, Cedar GP will act as the "Liquidating Trustee".

     Section 8.3 Liquidation. As soon as possible after dissolution of the Partnership, the Liquidating Trustee will wind up the Partnership's business and affairs as follows:

        (a) The Liquidating Trustee will prepare or cause to be prepared and delivered to each Partner an accounting with respect to all Partnership accounts and the Capital Account of each Partner and with respect to the Partnership's assets and liabilities and its operations from the date of the last previous audit of the Partnership delivered to the Partners to the date of dissolution.

        (b) The Liquidating Trustee will liquidate all Partnership assets which, in its sole discretion, it determines may be sold for such assets' fair market value or where it determines such liquidation is otherwise in the best interests of the Partners.

        (c) In settling accounts after dissolution, the assets of the Partnership shall be distributed as follows:

                (i) to creditors, including, to the extent not prohibited by law, Partners who are creditors, in satisfaction of liabilities of the Partnership;

                (ii) pay all expenses incurred in connection with the termination, liquidation and dissolution of the Partnership and distribution of its assets as herein provided;

                (iii) to the establishment of Reserves for contingencies or unforeseen liabilities and obligations of the Partnership, which Reserves shall be paid over to a bank or other party chosen by the Partners, to be held in escrow for payment of such contingent or unforeseen liabilities; and

                (iv)    to the Partners in accordance with the provisions of
Section 5.2(b) hereof.

        At the expiration of such time period as the Partners shall deem advisable, the remaining balance of any Reserve established in accordance with clause (iii) shall be distributed in the manner set forth in clause (iv).

        (d) If the Liquidating Trustee and all of the Partners shall determine that it is in the best interest of the Partners to distribute certain Partnership assets in kind, such assets will be distributed subject to such liens, encumbrances, restrictions, contracts, obligations, commitments or undertakings as existed with respect to such asset prior to the dissolution of the Partnership and have not been discharged by payments made pursuant to
Section 8.3(c)(i) hereof.

     Section 8.4 Termination. Upon completion of the distribution of the Partnership property as provided in this Article 8, the Partnership shall be terminated, and Cedar GP or other agent appointed as set forth in Section 8.2 hereof in charge of winding-up the Partnership's business (or such other persons as the Act may require) shall file articles of dissolution with the Secretary of State of the Commonwealth of Pennsylvania, cancel any applications to do business or similar filings made in foreign jurisdictions and take such other actions as may be necessary to terminate the Partnership.

                                    ARTICLE 9
              BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

     Section 9.1 Books of Account; Records. At all times during the continuance of the Partnership, Cedar GP shall keep, or cause to be kept, full and true books of account in which shall be entered, fully and accurately, all transactions of the Partnership. All of said books of account, together with a certified copy of the Certificate, any amendments thereto, and an executed copy of such other instruments as the Partners may execute to carry out and give effect to the provisions of this Agreement shall at all times be maintained at the principal office of the Partnership, or at such other office of the Partnership as may be designated for such purpose by Cedar GP, and each Partner may, at any time during reasonable business hours, at its own expense, inspect, examine and make photocopies of the books and records of the Partnership or cause them to be examined by its representative, or by an attorney and/or a certified public accountant designated by such Partner.

     Section 9.2 Annual Financial Reports. Cedar GP shall cause to be delivered to the Partners, (A) within one hundred twenty (120) days after the expiration of each Fiscal Year of the Partnership, annual reports of the Partnership, including (i) an annual balance sheet and profit and loss statement and statement regarding sources and uses of funds, which statements shall be audited by the Partnership Accountants if so required by the Loan Documents,
(ii) a statement showing the distributions to the Partners and the allocation among the Capital Accounts of the Partners of taxable income, gains, losses, deductions, credits and other relevant items of the Partnership for such Fiscal Year, and (iii) a statement setting forth the amount of Available Net Cash Flow and Capital Event Proceeds for the just completed Fiscal Year, which statement shall be audited by the Partnership Accountants if so required by the Loan Documents, and (B) such other financial statements as may be prepared by the Partnership to fulfill Securities and Exchange Commission ("SEC") requirements if, as and when such financial statements may be required by the SEC.

     Section 9.3 Tax Returns and Advances. Cedar GP shall cause all income tax and information returns for the Partnership to be prepared by the Partnership Accountants. Cedar GP shall cause such tax and information returns to be timely filed with the appropriate authorities, shall use reasonable efforts to provide such tax returns in a timely manner to the Partners with the necessary information with respect to the operation of the Partnership (including K-1 Information Returns for the respective Partners) to allow the Partners to file their respective tax returns, and shall provide to the Partners such other tax information as may be prepared by the Partnership to fulfill SEC requirements if, as and when such tax information may be required by the SEC. Copies of such tax and information returns (including K-1 Information Returns for the respective Partners) shall also be kept at the principal office of the Partnership where they shall be available for inspection by the Partners and their representatives during normal business hours.

     Section 9.4 Tax Elections. Cedar GP shall make any and all elections for Federal, state, and local tax purposes, including, without limitation, an election under Section 754 of the Code upon a redemption of all or a portion of the Preferred Interests; provided, however, in connection with any Transfer of a Partnership Interest, Cedar GP shall cause the Partnership, at the written request of the transferor or the transferee, on behalf of the Partnership and at the time and in the manner provided in Treasury Regulations Section 1.754-1(b), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code, and, provided further, that any such election to be made by Cedar GP that is not otherwise contemplated by this Agreement and which increases the tax obligation, other than to a de minimis extent, of the Preferred Holders (as compared to what such obligation would have been absent such election), shall require the consent of the Preferred Holders (not to be unreasonably withheld, conditioned, or delayed). Cedar GP is designated as the "Tax Matters Partner" (as defined in the
Code) of the Partnership and is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any Federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith.

     Section 9.5 Bank Accounts. The funds of the Partnership (other than those deposited in non-interest bearing checking accounts to pay current expenses of the Partnership) shall be invested or deposited in interest bearing accounts in such banks as Cedar GP shall determine, which investments and accounts shall be in the name of the Partnership, and withdrawals from such accounts shall only be made by such persons as Cedar GP may designate.

     Section 9.6 Partnership Expenses. The Partnership shall pay all usual and customary expenses incurred in connection with the conduct of the Partnership's business and the administration of its affairs.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     Section 10.1 Notices. All notices, demands, requests or other communications (collectively, "Notices") which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile (with the original to be sent the same day by Federal Express or other recognized overnight delivery service) or by Federal Express or other recognized overnight delivery service addressed to the recipient at its address set forth below (or at such other address as the recipient may theretofore have designated in writing). Each Notice which shall be hand delivered or mailed in the manner described shall be deemed sufficiently given, served, sent, received, or delivered for all purposes on the first Business Day following the day the Notice is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive (but not exclusive) evidence of such delivery) or the first Business Day following the day that delivery of the Notice is refused by the addressee upon presentation. Each Notice which shall be faxed in the manner described above shall be deemed sufficiently given, served, sent, received, or delivered for all purposes on the first Business Day following the date of such facsimile. Subject to the above, all Notices shall be addressed as follows:

TO THE PARTNERSHIP     c/o Cedar Shopping Centers Partnership, L.P.
OR GENERAL PARTNER     44 South Bayles Avenue
OR LIMITED PARTNER:    Port Washington, New York 11050
                       Attention: Mr. Leo S. Ullman
                       Telecopier: (516) 767-6497

with a copy to:        Stroock & Stroock & Lavan LLP
                       180 Maiden Lane
                       New York, New York 10038
                       Attention: Mark A. Levy, Esq.
                       Telecopier: (212) 806-6006

TO PREFERRED HOLDERS:  c/o Tower Investments, Inc.
                       One Reed Street
                       Philadelphia, Pennsylvania 19147
                       Attention: Mr. Bart Blatstein and Brian K. Friedman, Esq.
                       Telecopier: (215) 755-8666

with a copy to:        Mr. Robert C. Jacobs
                       1700 Walnut Street, Suite 200
                       Philadelphia, Pennsylvania 19103
                       Telecopier: (215) 545-1559

     Section 10.2 Signatures; Amendments. No amendment, change or alteration of this Agreement will be binding unless it is in writing and signed by Cedar GP and Cedar LP. Notwithstanding, no amendment, change or alteration of this Agreement that would result in any negative tax or other financial consequence (other than consequences of a de minimis nature) will be binding upon Preferred Holders, unless it is in writing and signed by Cedar GP, Cedar LP and Preferred Holders. Any amendment of this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     Section 10.3 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, and permitted successors and assigns of the respective parties hereto.

     Section 10.4 Applicable Law. This Agreement shall be construed according to and governed by the laws of the Commonwealth of Pennsylvania, excluding any conflict of laws rules. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Act to the extent of any inconsistency or contradiction between them. It is the intent of the Partners upon execution hereof that this Agreement shall be deemed to have been prepared by all of the parties to the end that no Partner shall be entitled to the benefit of any favorable interpretation or construction of any term or provision hereof under any rule or law.

     Section 10.5 Waiver of Trial by Jury. THE PARTNERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY ANY PARTNER AGAINST ANOTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     Section 10.6 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     Section 10.7 Separability of Provisions. Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     Section 10.8 Captions. Article and Section titles and any table of contents are for convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in this text.

     Section 10.9 Partnership Property; No Partition. No Partner or successor in interest to any Partner may have any property of the Partnership partitioned, or file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Partner for itself, its successors, representatives, and assigns, hereby waives any right to proceed under any applicable law or otherwise to partition any Partnership property. Any creditor of a Partner shall have recourse only against such Partner's interest in the Partnership, but such creditor shall not have any recourse against the property of the Partnership. A Partner's Partnership Interest shall be personal property for all purposes.

     Section 10.10 No Benefit to Third Parties. It is the intention of the Partners that no Person other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partner or the Partnership and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respectively successors and assigns as permitted hereunder) and the Partnership.

     Section 10.11 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

     Section 10.12 Restatement. This Agreement amends, restates and supersedes in its entirety the Original Partnership Agreement, and the Partners agree that this Agreement is a valid amendment and restatement of the Original Partnership Agreement.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                CEDAR-COLUMBUS LLC

                                     By:  CEDAR SHOPPING CENTERS
                                          PARTNERSHIP, L.P.,
                                          its member

                                          By:  CEDAR SHOPPING CENTERS, INC.
                                               its general partner

                                               By:  /s/  Brenda J. Walker
                                                    ----------------------------
                                                    Name:  Brenda J. Walker
                                                    Title: Vice President

                                CSC-COLUMBUS LLC

                                     By:  CEDAR SHOPPING CENTERS
                                          PARTNERSHIP, L.P.,
                                          its member

                                          By:  CEDAR SHOPPING CENTERS, INC.
                                               its general partner

                                               By:  /s/  Brenda J. Walker
                                                    ---------------------------
                                                    Name:  Brenda J. Walker
                                                    Title: Vice President

                                WELSH-COLUMBUS LLC

                                     By:  /s/  Bart Blatstein
                                          -------------------------------------
                                          Name:  Bart Blatstein
                                          Title: President

                                INDENTURE OF TRUST OF BART BLATSTEIN
                                DATED AS OF JUNE 9, 1998

                                     By:  /s/  Jil Blatstein
                                          --------------------------------------
                                          Name:  Jil Blatstein
                                          Title: Co-Trustee

                                     By:  /s/  Brian K. Friedman
                                          --------------------------------------
                                          Name:  Brian K. Friedman
                                          Title: Co-Trustee

                                     By:  /s/  Joseph W. Seidle
                                          --------------------------------------
                                          Name:  Joseph W. Seidle
                                          Title: Co-Trustee

                                IRREVOCABLE INDENTURE OF TRUST OF
                                BARTON BLATSTEIN DATED JULY 13, 1999

                                     By:  /s/  Brian K. Friedman
                                          --------------------------------------
                                          Name:  Brian K. Friedman
                                          Title: Co-Trustee

                                     By:  /s/  Joseph W. Seidle
                                          --------------------------------------
                                          Name:  Joseph W. Seidle
                                          Title: Co-Trustee

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